Exhibit 99.1
RingCentral Announces First Quarter 2021 Results
RingCentral Office® ARR up 40% to $1.3 billion
Enterprise ARR up 62% to over $500 million
Global 2000 and Fortune 1000 Enterprise Business now surpasses $100 million ARR
Belmont, Calif. – May 4, 2021 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the first quarter ended March 31, 2021.
First Quarter Financial Highlights

•Total revenue increased 32% year over year to $352 million.
•Subscriptions revenue increased 34% year over year to $325 million.
•Total Annualized Exit Monthly Recurring Subscriptions (ARR) increased 37% year over year to $1.4 billion.
•RingCentral Office® ARR (UCaaS + CCaaS) increased 40% year over year to $1.3 billion.
▪Direct and Partners Office ARR(1) increased 33% year over year to $817 million, an acceleration of 8 points year over year.
▪Channel Office ARR increased 53% year over year to $505 million.
"First quarter results were exceptional, with meaningful contributions from key partners including Avaya, Atos, AT&T, BT, and Telus,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “We believe we are witnessing the intersection of two megatrends of digital transformation and hybrid workforce adoption, which is creating a structural shift in awareness and demand for cloud communications solutions. RingCentral has always been about work from anywhere. With our proven UCaaS platform and a comprehensive CCaaS portfolio, RingCentral continues to win as a trusted communications partner of choice for businesses of all sizes in their digital transformation journeys."
(1) Direct and Partners Office ARR is defined to include direct, Avaya, Atos, Alcatel-Lucent Enterprise, AT&T, BT, Telus, and other non-channel partners.
Financial Results for the First Quarter 2021
•Revenue: Subscriptions revenue of $325 million increased 34% year over year and accounted for 92% of total revenue. Total revenue was $352 million for the first quarter of 2021, up from $268 million in the first quarter of 2020, representing 32% growth.
•Operating Income (Loss): GAAP operating loss was ($42) million, compared to a GAAP operating loss of ($25) million in the same period last year, primarily driven by higher share-based compensation and amortization of acquisition intangibles. Non-GAAP operating income was $33 million, compared to a non-GAAP operating income of $22 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.00), compared to ($0.70) in the same period last year. The lower loss was primarily driven by mark-to-market gains associated with investments and strategic partnerships. Non-GAAP net income per diluted share was $0.27, compared to $0.19 per diluted share in the same period last year. The first quarters of 2021 and 2020 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2021 was $463 million. This compares to $640 million at the end of the fourth quarter of 2020. Our cash balance reflects $183 million cash paid for partial repurchase of our 2023 convertible senior notes.

Additional Highlights
Partnerships
•Together with Avaya, announced global expansion of Avaya Cloud Office™ by RingCentral®, now available in 13 countries. In addition, the companies announced new capabilities including Team Connect, customizable key layouts, Salesforce integration, multi-account administration, and conversation folders.
•Together with Atos, launched Unify Video by RingCentral in Europe. A standalone video with team messaging product, Unify Video is designed to enhance online meetings and enable people to work smarter and communicate and collaborate from anywhere.
•Together with Alcatel-Lucent Enterprise, announced the launch of Rainbow Office, powered by RingCentral, in eight European countries including Austria, Belgium, France, Germany, Ireland, Italy, Spain, and the Netherlands.
•Together with AT&T Business, introduced AT&T Office@Hand Wireless, empowering users with a single phone number with native mobile dialing and voicemail options. AT&T Office@Hand Wireless allows businesses to maintain a high-performing voice presence across all devices - mobile, desk phones, tablets, and personal computers.
•Announced partnership with Eclipse Technology Solutions, a leading provider specializing in the delivery of transformative, end-to-end technology solutions and services, to offer RingCentral's market leading UCaaS solutions as a lead cloud communications offer to enterprise customers in Canada.
•Announced partnership with ecotel communication ag, a leading provider of IT and telecommunication solutions for business customers in Germany, whereby RingCentral will be the lead UCaaS offer for customers of all sizes transitioning to the cloud. As part of the partnership, ecotel will offer RingCentral Office® and provide customers with value-added services including migration, adoption, and integration to help customers rapidly move to the cloud.
Platform
•Announced a range of new video and team messaging capabilities to enhance online meetings. Some of the new RingCentral Video features include video overlay, video virtual backgrounds, breakout rooms, and picture-in-picture. New team messaging capabilities include personal folders, export message data, and external guest controls.
•Announced the release of in-app calling for Salesforce. The new feature enables sales agents to make, transfer, and control phone calls directly from Salesforce, resulting in increased productivity and efficiency, and empowering sales agents to drive improved customer engagement.
•Acquired the technology and engineering team at Kindite, a developer of leading cryptographic technologies that mitigate and reduce security and privacy risks to information and applications in the cloud. The new technology will be incorporated into RingCentral’s global communications platform later this year, providing customers with enhanced security capabilities including end-to-end encryption.
•Announced plans to open a new innovation center in India with sites in Bangalore and Gurgaon. Also announced that Anil Goel has been appointed as Vice President of Engineering and India General Manager. Goel was most recently Global Chief Technology and Product Officer at OYO Hotels and Homes, and previous to that, was at Amazon as Head of Engineering of Customer Returns and Reverse Logistics Business.
Recognition
•Announced that RingCentral was named a Customers' Choice in the April 2021 Gartner Peer Insights 'Voice of the Customer': Unified Communications as a Service (UCaaS), Worldwide report for both the large and mid-size enterprise. RingCentral was the only vendor to receive the highest overall rating of 4.6 out of 5 stars, as of February 28, 2021 based on 126 reviews.
•Announced that RingCentral has been recognized as a Leader in two IDC MarketScape UCaaS reports for Enterprise and small and medium-sized business (SMB) market segments. The Enterprise report evaluates 19 different vendors that sell to organizations with 1,000 or more employees, while the SMB report evaluates 15 different vendors that sell to organizations with fewer than 1,000 employees. In both reports, RingCentral was named a Leader.

Financial Outlook
Full Year 2021 Guidance:
•Raising subscriptions revenue range to $1.388 to $1.396 billion, representing annual growth of 28% to 29%. This is up from our prior range of $1.365 to $1.375 billion and annual growth of 26% to 27%.
•Raising total revenue range to $1.500 to $1.510 billion, representing annual growth of 27% to 28%. This is up from our prior range of $1.475 to $1.490 billion and annual growth of 25% to 26%.
•GAAP operating margin range of (21.3%) to (20.1%).
•Non-GAAP operating margin range of 10.0% to 10.1%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS range to $1.24 to $1.27 based on 93.5 to 94.0 million fully diluted shares. This is up from our prior range of $1.20 to $1.24 based on 94.0 to 94.5 million fully diluted shares.
•Share-based compensation range of $410 to $420 million, amortization of debt discount and issuance costs of $64 million, amortization of acquisition intangibles range of $46 to $49 million, and acquisition related matters of approximately $0.4 million.
Second Quarter 2021 Guidance:
•Subscriptions revenue range of $332 to $334 million, representing annual growth of 29% to 30%.
•Total revenue range of $356.5 to $359.5 million, representing annual growth of 28% to 29%.
•GAAP operating margin range of (23.2%) to (21.6%).
•Non-GAAP operating margin of 9.3%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $0.27 to $0.28 based on 93.0 million fully diluted shares.
•Share-based compensation range of $99 to $104 million, amortization of debt discount and issuance costs of $16 million, and amortization of acquisition intangibles of $12 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments and strategic partnerships, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments and strategic partnerships as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2021 and outlook for the second quarter and full year of 2021.
•When: Tuesday, May 4, 2021 at 2:00PM PT (5:00PM ET).

•Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.ringcentral.com (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on May 11, 2021, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13718511.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™   (MVP™) platform. More flexible and cost effective than legacy on-premise PBX and video conferencing systems that it replaces, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral Office® , a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and a cloud phone system, Glip®  the company's free video meetings solution with team messaging that enables Smart Video Meetings™, and RingCentral cloud Contact Center  solutions. RingCentral’s open platform integrates with leading third party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone,  MVP, RingCentral Office, Glip, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our momentum in mid-market and enterprise, contributions from channel partners, the success of our strategic relationships, such as our relationships with Avaya, Atos, AT&T, Alcatel-Lucent Enterprise, BT, Eclipse Technology Solutions, ecotel communication, Telus, and Vodafone Business, our expectations regarding our strategic acquisitions, such as Kindite, our ability to expand and deepen our global distribution network, our market opportunity, our expectations around market trends, including digital transformation and hybrid workforce adoption, our expectations with respect to awareness and demand for cloud communications solutions, our ability to address business communication needs in the new work from anywhere environment, and the effects of the COVID-19 pandemic. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships, such as our relationships with Avaya, Atos, AT&T, Alcatel-Lucent Enterprise, BT, Eclipse Technology Solutions, ecotel communication, Telus, and Vodafone Business; our expectations regarding our strategic acquisitions, such as Kindite; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office® and Glip; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K for the year ended December 31, 2020, filed with the

Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, and acquisition related matters including transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments and strategic partnerships, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel partner annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel partner Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We calculate direct and partners Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions not generated from channel partners are included. We define dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$463,067	$639,853
Accounts receivable, net	166,852	176,034
Deferred and prepaid sales commission costs	73,578	63,726
Prepaid expenses and other current assets	40,206	46,516
Total current assets	743,703	926,129
Property and equipment, net	145,598	142,208
Operating lease right-of-use assets	48,938	51,115
Long-term investments	270,697	213,176
Deferred and prepaid sales commission costs, non-current	680,988	667,779
Goodwill	56,295	57,313
Acquired intangibles, net	115,040	118,313
Other assets	8,453	8,564
Total assets	$2,069,712	$2,184,597
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$44,719	$54,043
Accrued liabilities	216,343	210,654
Current portion of convertible senior notes, net	37,051	31,148
Deferred revenue	146,245	142,223
Total current liabilities	444,358	438,068
Convertible senior notes, net	1,350,792	1,375,320
Operating lease liabilities	36,070	38,722
Other long-term liabilities	21,299	20,241
Total liabilities	1,852,519	1,872,351

Temporary equity	4,125	3,787

Stockholders' equity
Common stock	9	9
Additional paid-in capital	582,157	673,950
Accumulated other comprehensive income	3,394	6,806
Accumulated deficit	(372,492)	(372,306)
Total stockholders' equity	$213,068	$308,459
Total liabilities, temporary equity and stockholders’ equity	$2,069,712	$2,184,597

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues
Subscriptions	$325,223	$243,104
Other	27,133	24,408
Total revenues	352,356	267,512
Cost of revenues
Subscriptions	73,247	52,433
Other	23,734	21,011
Total cost of revenues	96,981	73,444
Gross profit	255,375	194,068
Operating expenses
Research and development	62,676	40,910
Sales and marketing	179,249	131,312
General and administrative	55,461	47,336
Total operating expenses	297,386	219,558
Loss from operations	(42,011)	(25,490)
Other income (expense), net
Interest expense	(16,278)	(7,502)
Other income (expense)	58,543	(27,517)
Other income (expense), net	42,265	(35,019)
Gain (loss) before income taxes	254	(60,509)
Provision for income taxes	440	212
Net loss	$(186)	$(60,721)
Net loss per common share
Basic and diluted	$—	$(0.70)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	90,634	87,339

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(186)	$(60,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,577	16,548
Share-based compensation	54,962	36,589
Amortization of deferred and prepaid sales commission costs	15,644	9,809
Amortization of debt discount and issuance costs	16,200	7,452
Loss on early extinguishment of debt	658	7,250
Repayment of convertible senior notes attributable to debt discount	(4,712)	(13,894)
Reduction of operating lease right-of-use assets	4,322	3,843
Unrealized (gain) loss on investments	(57,521)	22,246
Foreign currency remeasurement loss	194	964
Provision for bad debt	1,485	1,492
Deferred income taxes	(274)	(33)
Other	153	45
Changes in assets and liabilities:
Accounts receivable	7,697	(6,935)
Deferred and prepaid sales commission costs	(36,502)	(22,544)
Prepaid expenses and other current assets	6,310	(8,958)
Other assets	818	131
Accounts payable	(8,109)	888
Accrued liabilities	9,063	19,948
Deferred revenue	4,022	2,806
Operating lease liabilities	(4,382)	(3,783)
Other liabilities	2,536	(74)
Net cash provided by operating activities	36,955	13,069
Cash flows from investing activities
Purchases of property and equipment	(8,721)	(6,861)
Capitalized internal-use software	(9,757)	(7,389)
Cash paid for acquisition of intangible assets	(8,358)	—
Net cash used in investing activities	(26,836)	(14,250)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	986,508
Payments for 2023 convertible senior notes partial repurchase	(178,911)	(495,704)
Payments for capped calls and transaction costs	—	(60,900)
Proceeds from issuance of stock in connection with stock plans	1,192	4,802
Payments for taxes related to net share settlement of equity awards	(4,900)	(10,351)
Payment for contingent consideration for business acquisition	(3,600)	(3,548)
Repayment of financing obligations	(277)	(511)
Net cash (used in) provided by financing activities	(186,496)	420,296
Effect of exchange rate changes	(409)	(657)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(176,786)	418,458
Cash, cash equivalents, and restricted cash
Beginning of period	639,853	343,606
End of period	$463,067	$762,064

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Revenues
Subscriptions	$325,223	$243,104
Other	27,133	24,408
Total revenues	352,356	267,512
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	73,247	52,433
Share-based compensation	(3,978)	(2,076)
Amortization of acquisition intangibles	(10,618)	(7,701)
Acquisition related matters	—	—
Non-GAAP Subscriptions cost of revenues	58,651	42,656

GAAP Other cost of revenues	23,734	21,011
Share-based compensation	(1,656)	(650)
Non-GAAP Other cost of revenues	22,078	20,361
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.0%	82.5%
Non-GAAP Other	18.6%	16.6%
Non-GAAP Gross profit	77.1%	76.4%
Operating expenses reconciliation
GAAP Research and development	62,676	40,910
Share-based compensation	(14,649)	(7,467)
Acquisition related matters	—	—
Non-GAAP Research and development	48,027	33,443
As a % of total revenues non-GAAP	13.6%	12.5%

GAAP Sales and marketing	179,249	131,312
Share-based compensation	(24,767)	(11,291)
Amortization of acquisition intangibles	(970)	(931)
Acquisition related matters	—	4
Non-GAAP Sales and marketing	153,512	119,094
As a % of total revenues non-GAAP	43.6%	44.5%

GAAP General and administrative	55,461	47,336
Share-based compensation	(17,443)	(15,105)
Acquisition related matters	(438)	(1,863)
Non-GAAP General and administrative	37,580	30,368
As a % of total revenues non-GAAP	10.7%	11.4%
Income (loss) from operations reconciliation
GAAP loss from operations	(42,011)	(25,490)
Share-based compensation	62,493	36,589
Amortization of acquisition intangibles	11,588	8,632
Acquisition related matters	438	1,859
Non-GAAP Income from operations	32,508	21,590
Non-GAAP Operating margin	9.2%	8.1%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss) reconciliation
GAAP net loss	$(186)	$(60,721)
Share-based compensation	62,493	36,589
Amortization of acquisition intangibles	11,588	8,632
Acquisition related matters	438	1,859
Amortization of debt discount and issuance costs	16,200	7,452
Loss (gain) associated with investments and strategic partnerships	(59,597)	20,148
Loss on early extinguishment of debt	658	7,250
Intercompany remeasurement loss	735	898
Income tax expense effects	(6,933)	(4,809)
Non-GAAP net income	$25,396	$17,298
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net (loss) income per share	90,634	87,339
Effect of dilutive securities	2,349	4,927
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	92,983	92,266

Diluted net income (loss) per share
GAAP net loss per share	$—	$(0.70)
Non-GAAP net income per share	$0.27	$0.19

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$36,955	$13,069
Repayment of convertible senior notes attributable to debt discount	4,712	13,894
Non-GAAP net cash provided by operating activities	41,667	26,963
Purchases of property and equipment	(8,721)	(6,861)
Capitalized internal-use software	(9,757)	(7,389)
Non-GAAP free cash flow	$23,189	$12,713

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2021		FY 2021
	Low Range	High Range	Low Range	High Range
GAAP revenues	356.5	359.5	1,500.0	1,510.0

GAAP loss from operations	(82.8)	(77.6)	(319.4)	(303.9)
GAAP operating margin	(23.2%)	(21.6%)	(21.3%)	(20.1%)
Share-based compensation	104.0	99.0	420.0	410.0
Amortization of acquisition intangibles	12.0	12.0	49.0	46.0
Acquisition related matters	—	—	0.4	0.4
Non-GAAP income from operations	33.2	33.4	150.0	152.5
Non-GAAP operating margin	9.3%	9.3%	10.0%	10.1%